Exhibit 99.1

Federated Investors, Inc. Reports Second Quarter 2011 Earnings

•	Equity assets increase $4.6 billion since Q2 2010

•	Fixed-income assets increase $4.4 billion since Q2 2010

•	Board declares $0.24 per share quarterly dividend

(PITTSBURGH, Pa., July 28, 2011) — Federated Investors, Inc. (NYSE: FII), one of the nation’s largest investment managers, today reported earnings per diluted share (EPS) of $0.41 for the quarter ended June 30, 2011 compared to $0.46 for the same quarter last year. Net income was $42.4 million for Q2 2011 compared to $47.7 million for Q2 2010.

Federated reported YTD 2011 EPS of $0.73 compared to $0.85 for the same period in 2010. For the six months ended June 30, 2011, net income was $75.6 million compared to $89.7 million for the same period last year.

Federated’s total managed assets were $349.4 billion at June 30, 2011, up $12.6 billion or 4 percent from $336.8 billion at June 30, 2010 and down $5.5 billion or 2 percent from $354.9 billion reported at March 31, 2011. Average managed assets for Q2 2011 were $354.2 billion, up $17.1 billion or 5 percent from $337.1 billion reported for Q2 2010 and down $2.1 billion or 1 percent from $356.3 billion reported for Q1 2011.

“During the second quarter, Federated’s clients continued to seek income-producing strategies—from our dividend-oriented equity portfolios to high-yield and other bond strategies,” said J. Christopher Donahue, president and chief executive officer.

Federated’s board of directors declared a quarterly dividend of $0.24 per share. The dividend is payable on Aug. 15, 2011 to shareholders of record as of Aug. 8, 2011. During Q2 2011, Federated purchased 338,512 shares of Federated class B common stock for $7.4 million.

Federated’s fixed-income assets were $42.4 billion at June 30, 2011, up $4.4 billion or 12 percent from $38.0 billion at June 30, 2010 and up $0.6 billion or 1 percent from $41.8 billion at March 31, 2011. Sales were driven by strong net flows into Federated Total Return Government Bond Fund, Federated’s Capital Preservation Fund, Federated Institutional High Yield Bond Fund, Federated PrudentDollar Bear Fund and two newer offerings, Federated Floating Rate Strategic Income Fund and Federated Unconstrained Bond Fund.

Federated’s equity assets were $31.4 billion at June 30, 2011, up $4.6 billion or 17 percent from $26.8 billion at June 30, 2010 and down $0.2 billion or 1 percent from $31.6 billion at March 31, 2011. Top selling equity funds on a net basis were Federated Strategic Value Dividend Fund, Federated Prudent Bear Fund, Federated International Leaders Fund, Federated InterContinental Fund and Federated Kaufmann Large Cap Fund.

Money market assets in both funds and separate accounts were $265.7 billion at June 30, 2011, up $5.2 billion or 2 percent from $260.5 billion at June 30, 2010 and down $5.4 billion or 2 percent from $271.1 billion at March 31, 2011. Money market mutual fund assets were $236.1 billion at June 30, 2011, up $4.9 billion or 2 percent from $231.2 billion at June 30, 2010 and down $2.9 billion or 1 percent from $239.0 billion at March 31, 2011.

MEDIA:	MEDIA:	ANALYSTS:
Meghan McAndrew 412-288-8103	J.T. Tuskan 412-288-7895	Ray Hanley 412-288-1920

Federated Reports Q2 2011 Earnings	Page 2 of 10

Financial Summary

Q2 2011 vs. Q2 2010

For Q2 2011, revenue decreased by $5.7 million or 2 percent from the same quarter last year. The decrease in revenue primarily reflected an increase in voluntary fee waivers related to certain money market funds in order for those funds to maintain positive or zero net yields during Q2 2011 compared to Q2 2010. This decrease was partially offset by an increase in revenue from higher average money market, equity and fixed-income assets. See additional information about voluntary fee waivers in the table at the end of this financial summary.

In Q2 2011, Federated derived 54 percent of its revenue from equity and fixed income assets (34 percent from equity assets and 20 percent from fixed-income assets), 45 percent from money market assets and 1 percent from other products and services.

Operating expenses for Q2 2011 were $153.7 million compared to $147.6 million for Q2 2010. This increase of $6.1 million was primarily a result of higher professional service fees as a result of Federated’s recognition of insurance proceeds in Q2 2010, which reduced operating expenses by $25 million. This increase was partially offset by decreases in intangible asset related expense primarily as a result of a Q2 2010 non-cash impairment charge related to a prior-year acquisition and in distribution expense related primarily to increased fee waivers as mentioned above.

Q2 2011 vs. Q1 2011

Compared to the prior quarter, revenue decreased by $13.1 million or 5 percent. The decrease in revenue primarily related to the aforementioned increase in fee waivers and lower average money market assets. This decrease was partially offset by an increase in revenue related primarily to an additional day in Q2 2011 compared to Q1 2011 and to higher average fixed-income and equity assets.

Operating expenses for Q2 2011 decreased by $28.7 million compared to Q1 2011 primarily as a result of lower professional service fees related to Q1 2011 nonrecurring legal expenses and lower distribution expense related primarily to the aforementioned increase in fee waivers.

YTD 2011 vs. YTD 2010

Revenue for the first half of 2011 increased slightly compared to the same period last year. The increase in revenue primarily related to higher average fixed-income and equity assets. This increase was largely offset by the aforementioned increase in fee waivers.

For the first half of 2011, Federated derived 52 percent of its revenue from equity and fixed income assets (33 percent from equity assets and 19 percent from fixed-income assets), 47 percent from money market assets, and 1 percent from other products and services.

Federated Reports Q2 2011 Earnings	Page 3 of 10

Operating expenses for YTD 2011 increased by $27.3 million or 9 percent compared to the same period last year. The increase primarily reflects an increase in professional service fees for YTD 2011 related to the recognition of insurance proceeds in Q2 2010 and nonrecurring legal expenses incurred in Q1 2011. In addition, intangible asset related expense decreased primarily due to the aforementioned impairment of certain intangible assets in Q2 2010.

Federated’s level of business activity and financial results are dependent upon many factors including market conditions, investment performance and investor behavior. These factors and others including asset levels, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers and expenses can impact Federated’s activity levels and financial results significantly. Risk factors and uncertainties that can influence Federated’s financial results are discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission.

Fee waivers to maintain positive or zero net yields could vary significantly based on market conditions. The amount of these waivers will be determined by a variety of factors including, but not limited to, available yields on instruments held by the money market funds, changes in assets within money market funds, actions by the Federal Reserve, the U.S. Department of the Treasury and other governmental entities, changes in the mix of money market customer assets, changes in expenses of the money market funds and Federated’s willingness to continue these waivers.

Money Market Fund Yield Waiver Impact

(in millions)

	Quarter Ended		Change Q2 2010 to Q2 2011	Quarter ended March 31, 2011	Change Q1 2011 to Q2 2011	Six Months Ended		Change YTD 2010 to YTD 2011
(Decrease)/Increase	June 30, 2011	June 30, 2010[1]				June 30, 2011	June 30, 2010
Revenue	$(79.4)	$(58.2)	$(21.2)	$(63.4)	$(16.0)	$(142.8)	$(127.8)	$(15.0)
Distribution expense	(57.8)	(45.0)	(12.8)	(49.5)	(8.3)	(107.3)	(96.3)	(11.0)

Operating income	$(21.6)	$(13.2)	$(8.4)	$(13.9)	$(7.7)	$(35.5)	$(31.5)	$(4.0)
Noncontrolling interest	(2.2)	(0.2)	(2.0)	(0.8)	(1.4)	(3.0)	(0.7)	(2.3)

Pre-tax impact	$(19.4)	$(13.0)	$(6.4)	$(13.1)	$(6.3)	$(32.5)	$(30.8)	$(1.7)

1)	Reflects income statement reclassifications.

Federated will host an earnings conference call at 9 a.m. Eastern on Friday, July 29, 2011. Investors are invited to listen to Federated’s earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. The call may also be accessed in real time on the Internet via the About Federated section of FederatedInvestors.com. A replay will be available after 12:30 p.m. and through Aug. 5, 2011 by calling 877-660-6853 (domestic) or 201-612-7415 (international) and entering codes 286 and 375160.

Federated Investors, Inc. is one of the largest investment managers in the United States, managing $349.4 billion in assets as of June 30, 2011. With 134 funds and a variety of separately managed account options, Federated provides comprehensive investment management to approximately 4,900 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 2 percent of money market fund managers in the industry, the top 7 percent of fixed-income fund managers and the top 8 percent of equity fund managers1. For more information, visit FederatedInvestors.com.

Federated Reports Q2 2011 Earnings	Page 4 of 10

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1 Strategic Insight, May 31, 2011. Based on assets under management in open-end funds.

Federated Securities Corp. is distributor of the Federated funds.

Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling and Federated MDTA LLC, each a registered investment advisor.

Certain statements in this press release, such as those related to the level of fee waivers incurred by the company, and product demand and asset flows constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Other risks and uncertainties include the ability of the company to predict the level of fee waivers in future quarters, which could vary significantly depending on a variety of factors identified above, and include the ability of the company to sustain product demand and asset flows, which could vary significantly depending on market conditions, investment performance and investor behavior. Other risks and uncertainties also include the risk factors discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q2 2011 Earnings	Page 5 of 10

Unaudited Condensed Consolidated Statements of Income

(in thousands, except per share data)

	Quarter Ended June 30,		% Change Q2 2010 to Q2 2011	Quarter Ended March 31, 2011	% Change Q1 2011 to Q2 2011
	2011	2010
Revenue
Investment advisory fees, net	$149,127	$155,954	(4)%	$159,589	(7)%
Administrative service fees, net	54,550	51,899	5	54,048	1
Other service fees, net	21,465	23,083	(7)	24,663	(13)
Other, net	635	548	16	582	9

Total Revenue	225,777	231,484	(2)	238,882	(5)

Operating Expenses
Compensation and related	62,493	60,686	3	64,396	(3)
General and administrative
Distribution	57,798	62,779	(8)	64,692	(11)
Professional service fees	8,548	(9,884)	186	26,185	(67)
Office and occupancy	6,032	4,853	24	6,201	(3)
Systems and communications	5,727	5,877	(3)	5,579	3
Advertising and promotional	2,841	2,600	9	3,162	(10)
Travel and related	3,253	2,884	13	2,438	33
Other	3,493	5,403	(35)	3,167	10

Total general and administrative	87,692	74,512	18	111,424	(21)
Intangible asset related	1,629	9,311	(83)	3,780	(57)
Amortization of deferred sales commissions	1,880	3,114	(40)	2,782	(32)

Total Operating Expenses	153,694	147,623	4	182,382	(16)

Operating Income	72,083	83,861	(14)	56,500	28

Nonoperating Income (Expenses)
Investment income (expense), net	1,178	(1,608)	173	3,812	(69)
Debt expense––recourse	(4,577)	(4,619)	(1)	(4,636)	(1)
Other, net	(85)	(66)	29	(24)	254

Total Nonoperating Expenses, net	(3,484)	(6,293)	(45)	(848)	311

Income before income taxes	68,599	77,568	(12)	55,652	23
Income tax provision	25,714	29,293	(12)	20,598	25

Net income including noncontrolling interests in subsidiaries	42,885	48,275	(11)	35,054	22
Less: Net income attributable to the noncontrolling interests in subsidiaries	472	625	(24)	1,823	(74)

Net Income	$42,413	$47,650	(11)%	$33,231	28%

Amounts Attributable to Federated
Earnings Per Share[1]
Basic and Diluted	$0.41	$0.46	(11)%	$0.32	28%

Weighted-average shares outstanding
Basic	100,907	99,943		100,586
Diluted	100,917	99,996		100,667

Dividends declared per share	$0.24	$0.24		$0.24

1)	Unvested share-based payment awards that receive non-forfeitable dividend rights are considered participating securities and are required to be included in the computation of earnings per share under the “two-class method.” Total income available to participating restricted shareholders was $1.4 million, $1.5 million and $1.1 million for the quarterly periods ended June 30, 2011, June 30, 2010 and March 31, 2011, respectively.

Federated Reports Q2 2011 Earnings	Page 6 of 10

Unaudited Condensed Consolidated Statements of Income

(in thousands, except per share data)

	Six Months Ended June 30,		% Change
	2011	2010
Revenue
Investment advisory fees, net	$308,717	$310,447	(1)%
Administrative service fees, net	108,598	108,148	0
Other service fees, net	46,128	44,337	4
Other, net	1,217	1,522	(20)

Total Revenue	464,660	464,454	0

Operating Expenses
Compensation and related	126,889	125,082	1
General and administrative
Distribution	122,490	121,269	1
Professional service fees	34,734	195	17,712
Office and occupancy	12,233	11,149	10
Systems and communications	11,306	11,634	(3)
Advertising and promotional	6,003	4,756	26
Travel and related	5,692	5,313	7
Other	6,660	9,972	(33)

Total general and administrative	199,118	164,288	21
Intangible asset related	5,408	13,126	(59)
Amortization of deferred sales commissions	4,662	6,286	(26)

Total Operating Expenses	336,077	308,782	9

Operating Income	128,583	155,672	(17)

Nonoperating Income (Expenses)
Investment income (expense), net	4,991	(1,582)	415
Debt expense––recourse	(9,215)	(5,239)	76
Other, net	(109)	(245)	(56)

Total Nonoperating Expenses, net	(4,333)	(7,066)	(39)

Income before income taxes	124,250	148,606	(16)
Income tax provision	46,312	56,136	(18)

Net income including noncontrolling interests in subsidiaries	77,938	92,470	(16)
Less: Net income attributable to the noncontrolling interests in subsidiaries	2,295	2,813	(18)

Net Income	$75,643	$89,657	(16)%

Amounts Attributable to Federated
Earnings Per Share[1]
Basic and Diluted	$0.73	$0.85	(14)%

Weighted-average shares outstanding
Basic	100,748	99,903
Diluted	100,793	100,009

Dividends declared per share	$0.48	$1.74

1)	Unvested share-based payment awards that receive non-forfeitable dividend rights are considered participating securities and are required to be included in the computation of earnings per share under the “two-class method.” Total income available to participating restricted shareholders was $2.5 million and $5.1 million for the six months ended June 30, 2011 and June 30, 2010, respectively.

Federated Reports Q2 2011 Earnings	Page 7 of 10

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2011	Dec. 31, 2010
Assets
Cash and other investments	$294,147	$333,641
Other current assets	50,640	39,529
Deferred sales commissions, net	9,292	10,317
Intangible assets, net and goodwill	714,347	720,825
Other long-term assets	51,747	49,192

Total Assets	$1,120,173	$1,153,504

Liabilities and Equity
Current liabilities	$155,205	$214,352
Long-term debt—recourse	340,000	361,250
Other long-term liabilities	94,971	84,187
Equity excluding treasury stock	1,293,026	1,272,324
Treasury stock	(763,029)	(778,609)

Total Liabilities and Equity	$1,120,173	$1,153,504

Federated Reports Q2 2011 Earnings	Page 8 of 10

Changes in Equity and Fixed-Income Fund and Separate Account Assets

(in millions)

	Quarter Ended			Six Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Equity Funds
Beginning assets	$22,848	$22,626	$21,445	$22,626	$20,960

Sales	1,456	1,558	1,409	3,014	2,893
Redemptions	(1,701)	(2,023)	(1,851)	(3,724)	(3,522)

Net redemptions	(245)	(465)	(442)	(710)	(629)
Net exchanges	(5)	1	(13)	(4)	(23)
Market gains and losses/ reinvestments[1]	80	686	(1,646)	766	(964)

Ending assets	$22,678	$22,848	$19,344	$22,678	$19,344

Equity Separate Accounts[2]
Beginning assets	$8,793	$8,176	$8,621	$8,176	$8,713

Sales[3]	573	692	344	1,265	703
Redemptions[3]	(744)	(606)	(692)	(1,350)	(1,414)

Net (redemptions) sales[3]	(171)	86	(348)	(85)	(711)
Net exchanges	8	13	12	21	22
Market gains and losses/ reinvestments[1]	72	518	(815)	590	(554)

Ending assets	$8,702	$8,793	$7,470	$8,702	$7,470

Total Equity[2]
Beginning assets	$31,641	$30,802	$30,066	$30,802	$29,673

Sales[3]	2,029	2,250	1,753	4,279	3,596
Redemptions[3]	(2,445)	(2,629)	(2,543)	(5,074)	(4,936)

Net redemptions[3]	(416)	(379)	(790)	(795)	(1,340)
Net exchanges	3	14	(1)	17	(1)
Market gains and losses/ reinvestments[1]	152	1,204	(2,461)	1,356	(1,518)

Ending assets	$31,380	$31,641	$26,814	$31,380	$26,814

Fixed-Income Funds
Beginning assets	$32,689	$31,933	$30,007	$31,933	$28,427

Sales	4,335	4,910	3,572	9,245	8,120
Redemptions	(4,339)	(4,381)	(3,262)	(8,720)	(6,564)

Net (redemptions) sales	(4)	529	310	525	1,556
Net exchanges	1,818	(12)	8	1,806	31
Market gains and losses/ reinvestments[1]	371	239	326	610	637

Ending assets	$34,874	$32,689	$30,651	$34,874	$30,651

Fixed-Income Separate Accounts[2]
Beginning assets	$9,067	$8,772	$5,520	$8,772	$5,360

Sales[3]	534	551	2,164	1,085	2,759
Redemptions[3]	(405)	(374)	(336)	(779)	(834)

Net sales [3]	129	177	1,828	306	1,925
Net exchanges	(1,807)	0	0	(1,807)	0
Market gains and losses/ reinvestments[1]	155	118	13	273	76

Ending assets	$7,544	$9,067	$7,361	$7,544	$7,361

Total Fixed Income[2]
Beginning assets	$41,756	$40,705	$35,527	$40,705	$33,787

Sales[3]	4,869	5,461	5,736	10,330	10,879
Redemptions[3]	(4,744)	(4,755)	(3,598)	(9,499)	(7,398)

Net sales [3]	125	706	2,138	831	3,481
Net exchanges	11	(12)	8	(1)	31

Market gains and losses/ reinvestments[1]	526	357	339	883	713

Ending assets	$42,418	$41,756	$38,012	$42,418	$38,012

1)	Reflects the approximate changes in the market value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2)	Includes separately managed accounts, institutional accounts and sub-advised funds and other managed products.
3)	For certain accounts, Sales, Redemptions or Net sales (redemptions) are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains (losses) and reinvestments.

Federated Reports Q2 2011 Earnings	Page 9 of 10

Changes in Liquidation Portfolios

(in millions)

	Quarter Ended			Six Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Liquidation Portfolios[1]
Beginning assets	$10,384	$10,708	$11,930	$10,708	$12,596

Sales[2]	0	2	3	2	7
Redemptions[2]	(420)	(325)	(442)	(745)	(1,112)

Net redemptions [2]	(420)	(323)	(439)	(743)	(1,105)
Market gains and losses/ reinvestments[3]	0	(1)	0	(1)	0

Ending assets	$9,964	$10,384	$11,491	$9,964	$11,491

1)	Liquidation portfolios include portfolios of distressed fixed-income securities. Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. Management-fee rates earned from these portfolios are significantly different than those of traditional separate account mandates.
2)	For certain accounts, Sales, Redemptions or Net sales (redemptions) are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains (losses) and reinvestments.
3)	Reflects the approximate changes in the market value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.

Federated Reports Q2 2011 Earnings	Page 10 of 10

MANAGED ASSETS (in millions)	June 30, 2011	March 31, 2011	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010
By Asset Class
Equity	$31,380	$31,641	$30,802	$29,133	$26,814
Fixed-income	42,418	41,756	40,705	40,174	38,012
Money market	265,651	271,141	276,026	260,899	260,519
Liquidation portfolios[1]	9,964	10,384	10,708	11,071	11,491

Total Managed Assets	$349,413	$354,922	$358,241	$341,277	$336,836

By Product Type
Funds:
Equity	$22,678	$22,848	$22,626	$21,325	$19,344
Fixed-income	34,874	32,689	31,933	32,211	30,651
Money market	236,077	238,990	244,796	233,611	231,205

Total Fund Assets	$293,629	$294,527	$299,355	$287,147	$281,200

Separate Accounts:
Equity	$8,702	$8,793	$8,176	$7,808	$7,470
Fixed-income	7,544	9,067	8,772	7,963	7,361
Money market	29,574	32,151	31,230	27,288	29,314

Total Separate Accounts	$45,820	$50,011	$48,178	$43,059	$44,145

Total Liquidation Portfolios[1]	$9,964	$10,384	$10,708	$11,071	$11,491

Total Managed Assets	$349,413	$354,922	$358,241	$341,277	$336,836

	Quarter Ended
AVERAGE MANAGED ASSETS (in millions)	June 30, 2011	March 31, 2011	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010
By Asset Class
Equity	$31,520	$31,056	$30,108	$28,033	$28,781
Fixed-income	42,127	41,187	40,686	39,192	35,920
Money market	270,411	273,542	263,976	260,098	260,634
Liquidation portfolios[1]	10,138	10,534	10,926	11,313	11,759

Total Avg. Assets	$354,196	$356,319	$345,696	$338,636	$337,094

By Product Type
Funds:
Equity	$22,741	$22,599	$22,090	$20,411	$20,590
Fixed-income	33,534	32,265	32,369	31,491	30,266
Money market	239,642	240,375	236,500	232,230	230,353

Total Avg. Fund Assets	$295,917	$295,239	$290,959	$284,132	$281,209

Separate Accounts:
Equity	$8,779	$8,457	$8,018	$7,622	$8,191
Fixed-income	8,593	8,922	8,317	7,701	5,654
Money market	30,769	33,167	27,476	27,868	30,281

Total Avg. Separate Accts.	$48,141	$50,546	$43,811	$43,191	$44,126

Total Avg. Liquidation Portfolios[1]	$10,138	$10,534	$10,926	$11,313	$11,759

Total Avg. Managed Assets	$354,196	$356,319	$345,696	$338,636	$337,094

1)	Liquidation portfolios include portfolios of distressed fixed-income securities. Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. Management-fee rates earned from these portfolios are significantly different than those of traditional separate account mandates.